10.21 Trutona Purchase Agreement

       An AGREEMENT dated this 15th day of February 1999, by and between:

BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC., (BTI), a corporation registered in the State of Nevada, having offices situate at 1999 Broadway, Suite 3235, Denver, Colorado 80204; and,

TRUTONA INTERNATIONAL, INC., (TI) a corporation registered in the State of Delaware, having offices situate at 9055 Huntcliff Trace, Atlanta, Georgia 30350.

WHEREAS:

TI is the owner of those patents, trademarks, licenses, other valuable intellectual property and inventory (together the Assets) set out in Schedule 1 attached hereto.

BTI wishes to buy and TI wishes to sell the Assets upon the terms and conditions set forth in this agreement (the Agreement).

It is AGREED as follows:

1.  Consideration:

1.1 The consideration payable (the Purchase Price) by BTI to TI for the purchase of the Assets shall be ONE MILLION FIVE HUNDRED THOUSAND US DOLLARS (US $1,500,000).

1.2 The Purchase Price shall be paid as follows:

1.2.1 upon formal closing of this Agreement (Completion) BTI shall issue to TI ONE MILLION EIGHT HUNDRED AND SEVENTY FIVE THOUSAND (1,875,000) ordinary shares of common stock in BTI (the BTI Shares) having an agreed price (the Agreed Price) of US FORTY CENTS (US $0.40) per share; and,

1.2.2 on or before 31 December 1999, BTI shall (a) issue to TI an additional ONE MILLION EIGHT HUNDRED AND SEVENTY-FIVE THOUSAND (1,875,000) BTI Shares, or (b) shall pay to TI in cash up to THREE HUNDRED AND EIGHTY THOUSAND US DOLLARS (US $380,000) plus such number of BTI Shares at the Agreed Price as shall equal the total amount of SEVEN HUNDRED AND FIFTY THOUSAND US DOLLARS (US $750,000), the apportionment of said cash and BTI Shares shall be determined by BTI at its sole discretion.

1.2.3 Unless previously registered with the Securities and Exchange Commission of the United States of America (such registration to be at the sole discretion of BTI), the BTI Shares shall be restricted from sale, assignment or disposal for a period of TWENTY-FOUR (24) months from the date of Completion of this Agreement and each share certificate shall bear a legend stating the same.

2.  Effective Date and Completion

2.1. This Agreement shall be effective the date hereof.

2.2. Completion of this Agreement shall be take place at any time on or before 31 March 1999.

2.3. At Completion BTI shall deliver to TI ONE MILLION EIGHT HUNDRED AND SEVENTY-FIVE THOUSAND (1,875,000) BTI Shares and TI shall deliver to BTI the Assets.

3. Representations, Warranties and Covenants of BTI:

3.1. All necessary steps have been taken to make this Agreement a legal, valid and binding obligation on BTI and enforceable in accordance with its terms and conditions.

3.2. The execution and delivery of this Agreement and the performance by BTI of its obligations hereunder will not result in any material breach or violation of or material default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind, to which BTI or any of its subsidiaries is a party or by which they or any of their property is or may be or become subject, nor in the violation of the articles or bylaws governing the conduct of BTI.

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3.3. BTI has delivered to TI its annual report on Form 10-KSB for the year ended
December 31, 1997, and its quarterly reports on Form 10-QSB for the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998 all of which were true and correct as of the date of filing and remain true and correct in all material respects as of the date hereof. Also, BTI has provided TI full access to any and all information it desires concerning the business and operations of BTI, and BTI has made available to TI such personnel as has been requested to answer any and all questions that TI may have had concerning its investment in BTI. Further, BTI is current in all of its required reports under the Securities Exchange Act of 1934, as amended.

3.4. The BTI Shares have each been validly authorized and are fully paid and non-assessable.

4. Representations, Warranties and Covenants of the TI:

4.1. All necessary steps have been taken to make this Agreement a legal, valid and binding obligation on TI enforceable in accordance with its terms and conditions.

4.2. The execution and delivery of this Agreement and the performance by TI of its obligations hereunder will not result in any material breach or violation of or material default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind, to which TI is a party or by which it or any its property is or may be or become subject, nor in the violation of the articles or bylaws governing the conduct of TI.

4.3. The Assets are not, and prior to Completion shall not become subject to any lien, encumbrance, security interest or financing statement whatsoever. Further, the Assets are not the subject of any other agreement in regards thereof.

4.4. TI has provided BTI full access to any and all information it desires concerning the Assets, and TI has made available to BTI such personnel as has been requested to answer any and all questions which BTI may have had concerning its purchase of the Assets.

5. Understanding of BTI:

5.1. TI makes no warranties (expressed or implied) regarding the value or potential value of the Assets.

6. Understandings of TI:

6.1. The certificates representing the BTI Shares will bear a legend restricting transfer under Rule 144 of the Securities Act of 1933, as amended, and will be issued solely in the name of TI.

6.2. The BTI Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state law (collectively, the Securities Act); further, the BTI Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act; further, BTI has no obligation, and does not intend, to cause the BTI Shares to be registered under the Securities Act, or to comply with any exemption under the Securities Act that would permit a sale or sales or all or any portion of the BTI Shares; further, the legal consequences of the foregoing mean that TI must bear the economic risk of the investment in the BTI Shares for an indefinite period of time; and, further, if TI desires to sell or transfer any or all of the BTI Shares within the restricted period, BTI may require TI's counsel to provide legal opinion that the transfer may be made without registration under the Securities Act.

6.3. No federal or state agency has made any findings or determination as to the fairness of an investment in BTI, or any recommendation or endorsement of this investment.

6.4. There is presently only a limited market for the BTI Shares and no market may exist in the future for any sale or sales of all or any part thereof.

6.5. TI has evaluated the high risks of investing in the BTI Shares and has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that it is capable of evaluating the merits and risks of an investment in the BTI Shares.

6.6. TI has been given the opportunity to ask questions and receive answers from BTI concerning the terms and conditions of this investment, and to obtain additional information necessary to verify the accuracy of the information it desired in order to evaluate its investment, and in evaluating the suitability of an investment in the BTI Shares has not relied upon any representations or other information (whether oral or written) other than that furnished to it by BTI or the representatives of BTI.

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6.7. It has had the opportunity to discuss with its professional, legal, tax and financial advisers the suitability of an investment in the BTI Shares for its particular tax and financial situation and all information that it has provided to BTI concerning TI and its financial position is correct and complete at the date hereof.

6.8. In making the decision to purchase the BTI Shares it has relied solely upon independent investigations made by it or on its behalf.

6.9. It is acquiring the BTI Shares solely for its own account, for investment purposes only, and is not purchasing with a view to, or for, the resale, distribution, subdivision or fractionalisation thereof.

7.  Miscellaneous:

7.1. This Agreement sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises, warranties, covenants and representations made by any party to any other party concerning the subject matter hereof and the terms applicable hereto. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by duly authorised representatives of the parties hereto.

7.2. The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions are omitted.

7.3. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Nevada.

7.4. The failure of any party hereto to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to otherwise exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligations of the party with respect to such future performance shall continue in full force and effect.

7.5. The headings in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

7.6. All notices, demands, or requests hereunder shall be in writing and served either personally, by certified mail, return receipt requested, by Federal Express or other reputable overnight courier, or by facsimile, as follows;

      If to BTI:
      BioProgress Technology International, Inc.,
      1999 Broadway
      Suite 3235
      Denver, CO 80204
      Fax: (303) 292 2882

      If to TI:
      Trutona International, Inc.,
      9055 Huntcliff Trace
      Atlanta, GA 30350
      Fax: (770) 594 8613

7.7. This Agreement, and each and every provision thereof, shall be binding upon and shall inure to the benefit of the parties, their successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any party, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other legal method, who shall hold such interest subject to all the terms and conditions of this Agreement.

7.8. This Agreement may be executed in any number of counterparts; each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

7.9. In the event of any dispute with respect to this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and other costs and expenses incurred in resolving such dispute.

7.10. Each party shall pay the expenses incurred by them under or in connection with this Agreement, including counsel fees and expenses of their respective representatives.

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7.11. The  representations,  warranties and covenants of BTI and TI contained in this Agreement shall survive the execution hereof, and shall be unaffected by any investigation made by any party at any time.

7.12. At any time and from time to time after the date of this Agreement, each party shall execute such additional instruments and take such other further action as may be reasonably requested by any other party or otherwise to fulfil the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered the date first above written.

By:
        Barry J. Muncaster
President and Chief Executive Officer
For and on behalf of BioProgress Technology International, Incorporated.
By:
       Larry Shattles
       President

For and on behalf of Trutona International, Incorporated.

                                   SCHEDULE 1
THE ASSETS

PATENTS:
GB2295553 A Water Dispersible Bodily Liquid Absorbent Composite
PCT/GB96/00298 A Water Dispersible Bodily Liquid Absorbent Composite PCT/GB96/01267 A Water dispersible Enclosure

TRADEMARKS:
HARMONIES
TRUTONA
TRUE TO NATURE

LICENSES:
CONSOLIDATED ECOPROGRESS TECHNOLOGIES, INC.
HOSPECO (PRIVATE LABEL)
HOSPECO (INSTITUTION)

INVENTORY:
ALL HARMONIES: SUPER NAPKINS, REGULAR NAPKINS, PANTYLINERS
ALL SIMPLICITIES: SUPER NAPKINS, REGULAR NAPKINS, PANTYLINERS
ALL TRUTONA: SUPER NAPKINS, REGULAR NAPKINS, PANTYLINERS
ALL PACKAGING AT HOSPECO AND ONTEX
RAW MATERIALS: ALL B-9 FILM AT HOSPECO. AT ONTEX: 3.67 TONNES AIR LAID PAPER, 142,260 SQUARE METRES COVERSTOCK.

SUNDRY:
EXHIBITION BOOTH
ALL CUSTOMER, BROKER AND DISTRIBUTOR RECORDS
ALL ARTWORKS, DESIGNS, PROOFS, AND ADVERTISEMENT MATERIALS.